Exhibit 1.01

CAMBIUM NETWORKS CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD JANUARY 1, 2025 TO DECEMBER 31, 2025

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Cambium Networks Corporation and its subsidiaries (herein referred to as “Cambium Networks,” the “Company,” “we,” “our” and “us”) is committed to fair trade practices and a company culture that promotes social responsibility, as well as to working with suppliers that share our values regarding human rights, ethics, and environmental responsibility. We are supportive of industry-wide efforts to responsibly source components used in the manufacture of our products. As Cambium Networks does not directly procure minerals from mines, or the smelters or refiners (“SORs”) that process them, we work to advance responsible mineral sourcing in our supply chain through our policies and due diligence practices of our third-party manufacturers.

About this Report

This Conflict Minerals Report has been prepared by Cambium Networks in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1” or “Rule”) for the reporting period January 1 to December 31, 2025. Rule 13p-1 requires the disclosure of certain information by companies that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products. These minerals are currently defined by the SEC as Cassiterite, Columbite, Tantalite (Coltan), Gold, Wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten, and gold (collectively or individually, as appropriate, “3TG” or “Conflict Minerals”) originating from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and that financed or benefited armed groups in any of these countries.

Company Overview

We design, develop, and manufacture wireless broadband and Wi-Fi networking infrastructure solutions for a wide range of applications, including broadband access, wireless backhaul, Industrial Internet of Things (IIoT), public safety communications and Wi-Fi access. Our products are used by businesses, governments, and service providers to build, expand and upgrade broadband networks. Our product lines fall into three broad, interrelated categories: Fixed Wireless Broadband (FWB), Enterprise networking, and Subscription and Services. The FWB portfolio spans point-to-point (PTP) and point-to-multi-point (PMP) architectures over multiple standards, including IEEE 802.11 and 3GPP (Third Generation Partnership Program) and frequency bands, including licensed, unlicensed, and lightly licensed spectrum. The Enterprise portfolio includes Wi-Fi access points, wireless aware switches, and other networking devices.

We were formed in 2011 when Cambium Networks acquired the Point-to-Point, or PTP, and Point-to-Multi-Point, or PMP, businesses from Motorola Solutions. Following the acquisition, we renamed the business Cambium Networks, and we leveraged the technology to continue to develop and offer an extensive portfolio of reliable, scalable and secure enterprise-grade fixed wireless broadband and PTP and PMP platforms, Wi-Fi, switch and IIoT solutions.

Products Overview

We offer a portfolio of FWB, Enterprise Network and Subscription and Services. Our products can be categorized into our PTP backhaul, PMP distribution, Enterprise networking, and cnMaestro X a cloud-based network management architecture that allows users to remotely configure, monitor, and manage their wireless network. The Enterprise portfolio includes Wi-Fi access points, wireless aware switches, and other networking devices (“Covered Products”). Advanced services offered in conjunction with this platform include application visibility and control which is used to optimize end user experiences; integrated security gateway and SD-WAN for small and medium business; and automated and intelligent network optimization. We also offer a number of other network management and monitoring tools, such as cnMaestro, XMS Cloud, LINKPlanner, cnHeat, Swift, and cnArcher, to further improve ease of use and network performance.

Supply Chain Overview

We generally manufacture our products through third party manufacturers. As a result, we rely on our third-party manufacturers and component suppliers to provide information on the origins of Conflict Minerals necessary to the functionality or production of our products. We have no business relationship with any of the SORs involved in producing Conflict Minerals or with any of their respective suppliers. For certain products, we outsource both the design and manufacture of the product and distribute the product under our name on a white label basis.

Our third-party manufacturing partners generally procure the components needed to build and assemble our products according to our design specifications. Our third-party manufacturers procure components and assemble our products based on our demand forecasts.

Once the completed products are manufactured and tested, configured, inspected and pass quality control inspection, our third-party manufacturers ship the products to our direct fulfillment facilities. We outsource the warehousing and delivery of our products at these fulfillment facilities to a third-party logistics provider for worldwide fulfillment. Our products are installed by network operators or by third-party service providers such as system integrators or value-added resellers on behalf of the end-user customer.

Reasonable Country of Origin Review

For the reporting period from January 1 to December 31, 2025, we conducted reasonable country of origin inquiry (“RCOI”) activities to determine the source and chain of custody of the Conflict Minerals that are necessary to the functionality or production of our products to ascertain whether any Conflict Minerals are included in our Covered Products (as defined in Rule 13p-1) and originated in a Covered Country.

To perform our RCOI, we surveyed our third-party manufacturers, prioritizing our largest suppliers in this process to collect information and raise awareness of our expectations relating to Conflict Minerals. We asked the third-party manufacturers to tell us (i) whether the products they supply to us (or their components) contained Conflict Minerals, and (ii) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. We relied on our third-party manufacturers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us. Due to the complexity of our supply chain, it is time-consuming and difficult to verify the origin of all of the Conflict Minerals in our products.

Although we have been able to achieve a significant level of transparency as a result of our review of information provided by our supply chain partners, we have been unable to determine the origin of all of the Conflict Minerals used in our products and whether each of the SORs listed are actually part of our supply chain with absolute certainty.

Cambium Networks’ Responsible Minerals Program Design

We have implemented a process that allows for the identification of suppliers within our supply chain and the country of origin of minerals, using supplier surveys. We have obtained information with respect to the source and chain of custody of the 3TG contained in our products based on a survey of our third-party manufacturers using the Conflict Minerals Reporting Template (“CMRT”), a free, standardized reporting template developed by the Responsible Minerals Initiative, a resource for companies from a range of industries addressing responsible mineral sourcing issues in their supply chains. The CMRT facilitates the transfer of information through the supply chain regarding mineral country of origin and the SORs being utilized. The template also facilitates the identification of new SORs. We must rely on third-party manufacturers to provide information whether Conflict Minerals are included in our Covered Products and, if so, the country of origin. Our third-party manufacturers determine and conduct their own “reasonable country of origin inquiry” survey regarding the origins of the Conflict Minerals included in the Covered Products and provide us with written certifications regarding the results of such inquiries.

The responses from the CMRT are collected in a database that we maintain that allows us to track responses and perform due diligence on that data. We use a third party resource to analyze the results of the CMRTs that we collect from our third-party suppliers, including the data transmitted by our suppliers to provide reports to us indicating the use of 3TG minerals in the supplier's products, details on the origin of 3TG minerals, specifically to the smelter level in the supply chain, details on 3TG minerals sourced from a supplier of recycled or scrap 3TG, whether each supplier has identified all of the smelters used by the company and its suppliers, the list of all smelters used per supplier and overall and whether the smelters identified are validated as conflict-free smelters.

Once we receive CMRT responses, we analyze them. Suppliers that provided, in our judgment, incomplete information, are contacted again in order to obtain additional information, and/or seek clarification, and we track and monitor the completion of CMRTs by suppliers to try to obtain any missing CMRTs. Our policy is to conduct follow-up communications with suppliers whose CMRTs are incomplete or missing.

Cambium Networks 2025 RCOI and Due Diligence Measures and Results

During 2025, Cambium Networks surveyed its suppliers using the CMRTs. In total, we surveyed 338 suppliers, of which 94% returned CMRTs to Cambium Networks. As a downstream purchaser, however, our diligence processes depend upon our third-party manufacturers seeking data within their supply chains to identify the original sources of Conflict Minerals, and some of our third-party manufacturers have advised us that they did not receive responses to their requests for due diligence information from all of their suppliers.

The CMRT that we distributed to our third-party manufacturers requests that such third-party manufacturers provide information on the SORs that they or the vendors in their supply chains use to process Conflict Minerals. We relied on responses from such third-party manufacturers in order to determine the facilities used to process the Conflict Minerals used in our products. Certain suppliers responded that they were unable to provide all SOR information at this time and we are continuing to follow up on these responses. Many of the responses that we received provided information at the supplier level, which is not sufficient to tie the products supplied to us back to the SORs in our supply chain. However, the responses we did receive from our third-party manufacturers identified no SORs as potential sources of Conflict Minerals that were reported to be in our supply chain. Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our supply chain we are unable to determine with certainty a complete list of SORs that actually provide Conflict Minerals used in our products. However, we believe the SORs used in our products may include those listed on Appendix A hereto.

Based on the data provided by our third-party manufacturers, we concluded that we are unable to determine the country of origin of all of the Conflict Minerals in our supply chain during the reporting period, whether the Conflict Minerals came from recycled or scrap sources, the facilities used to process them, or their mine or location of origin.

Based on the certifications provided by our third-party manufacturers and our review of the SOR lists they provided to us, to the extent available, against the CFSI list of compliant SORs, we have no reason to believe that any of our Covered Products contain Conflict Minerals originating from the Covered

Countries. We have therefore concluded that we are not required to conduct further due diligence on the supply chain or submit a Conflict Minerals Report with this disclosure.

In accordance with the Rule, this report will be made available on the Company’s website in the SEC Filings section of the Investor Relations page of the Company’s website as soon as practicable after filing.

Ongoing Risk Mitigation Activities

We are continually trying to identify risks within our supply chain and to improve our compliance with fair trade practices and ethical sourcing in the manufacture of our products. If any Covered Country-supported source is found to benefit armed groups, we plan to work to remove such suppliers from our supply chain in accordance with our environmental standards and our Responsible Minerals Policy.

We intend to take the following steps to improve our due diligence measures and to further mitigate the risk that the 3TG contained in our products could benefit armed groups in the Covered Countries:

•
Policy Management: Cambium Networks reviews its process for reviewing and removing the use of Conflict Minerals within its supply chain and will continue to build compliance activities within our supply chain management and product lifecycle activities.
•
Due Diligence Plan: We plan to continue to enhance communication and engagement with our third-party manufacturers to improve data accuracy and completeness, and we intend to continue to exert influence throughout our supply chain to improve the quality of information provided by our suppliers. We also plan to continue to request that all our suppliers provide a completed and accurate CMRT for the products that such suppliers manufacture for us that include Conflict Minerals.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence process improvement made in this Conflict Minerals Report, as well as certain other statements made in this Conflict Minerals Report, are forward-looking in nature and are based on Cambium Networks management's current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Cambium Networks’ control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Cambium Networks’) are not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report unless expressly incorporated by reference herein.

INHERENT LIMITATIONS ON DUE DILIGENCE MEASURES

Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of Conflict Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of Conflict Minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Appendix A: List of Smelters and Refiners

The following list contains the SORs that may have been used to process 3TG used in Cambium Networks’ products based on information provided by Cambium Networks’ suppliers on the CMRT. Suppliers may have provided SOR information regarding their entire upstream supply chain, rather than SOR information relating only to SOR facilities that contributed 3TG used in Cambium Networks’ products. Cambium Networks does not have direct relationships with these SORs or their suppliers. We continue to work with our suppliers to improve due diligence efforts and remove SORs that violate our Responsible Minerals Policy or that otherwise meet certain criteria relating to sourcing risk. This list is accurate as of April 25, 2026.

Material	Smelter Name	Smelter Country	Smelter Identification
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Agosi AG	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Ronnskar	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Gold	Chimet S.p.A.	ITALY	CID000233
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Gold	Chugai Mining	JAPAN	CID000264
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Dowa	JAPAN	CID000401
Tin	Dowa	JAPAN	CID000402
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tin	Fenix Metals	POLAND	CID000468
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Material	Smelter Name	Smelter Country	Smelter Identification
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tantalum	AMG Brasil	BRAZIL	CID001076
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tin	Minsur	PERU	CID001182
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Material	Smelter Name	Smelter Country	Smelter Identification
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Gold	Royal Canadian Mint	CANADA	CID001534
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tin	Thaisarco	THAILAND	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044

Material	Smelter Name	Smelter Country	Smelter Identification
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562

Material	Smelter Name	Smelter Country	Smelter Identification
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Sudan Gold Refinery	SUDAN	CID002567
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Industrial Refining Company	BELGIUM	CID002587
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Marsam Metals	BRAZIL	CID002606
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Tin	Super Ligas	BRAZIL	CID002756
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	SAAMP	FRANCE	CID002761
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Italpreziosi	ITALY	CID002765
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Sai Refinery	INDIA	CID002853
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	JALAN & Company	INDIA	CID002893
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919

Material	Smelter Name	Smelter Country	Smelter Identification
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Safimet S.p.A	ITALY	CID002973
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Sovereign Metals	INDIA	CID003383
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Tin	CRM Synergies	SPAIN	CID003524
Gold	MD Overseas	INDIA	CID003548
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614
Gold	WEEEREFINING	FRANCE	CID003615
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Tungsten	LLC Vostok	RUSSIAN FEDERATION	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662
Gold	Dongwu Gold Group	CHINA	CID003663

Material	Smelter Name	Smelter Country	Smelter Identification
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	CID003690
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tantalum	5D Production OU	ESTONIA	CID003926
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	CID004034
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA	CID004056
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	CID004619
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692
Gold	Attero Recycling Pvt Ltd	INDIA	CID004697
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	CID004796
Tungsten	A.L.M.T. Corp.	PHILIPPINES	CID004797
Tantalum	Advanced Chemical Company	CHINA	CID004813
Tungsten	Aida Chemical Industries Co., Ltd.	JAPAN	CID000004
Gold	Agosi AG	UNITED STATES OF AMERICA	CID000015
Gold	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	JAPAN	CID000019
Gold	Philippine Bonway Manufacturing Industrial Corporation	GERMANY	CID000035